Exhibit 10

                                                          December 21, 1993

                                 THE TIMKEN COMPANY
                             MANAGEMENT PERFORMANCE PLAN


          PURPOSE

          The purpose of The Timken Company (the "Company") Management Performance Plan (the "Plan") is to promote the profitable growth of the Company by:

               Providing rewards for achieving increasing levels of return on capital.

               Recognizing corporate, business unit and individual performance achievement.

               Attracting, motivating and retaining superior executive talent.

          ADMINISTRATION

          It is the responsibility of senior management of the Company to execute the provisions of the Plan. Based on senior management recommendations, the Compensation Committee (the "Committee") approves financial goals, participation, target bonus awards, actual bonus awards, timing of payment and other actions necessary to the administration of the Plan.

          PARTICIPATION

          The participant group includes Company executive officers and other key employees of the Company and its subsidiaries in positions having a point value in excess of 1000 points based on the Company's job evaluation process.

          PERFORMANCE TARGETS

          The primary Corporate performance measure will be Return on Invested Capital, one measure of which is Earnings Before Interest and Taxes (EBIT) divided by Beginning Invested Capital
          (BIC). A positive Return on Invested Capital will be required to generate a Total Corporate Fund ("Total Fund") automatically.

          At the beginning of each year, corporate targets for Return on Invested Capital as it relates to the Cost of Capital will be set. The degree of achievement of these targets will determine the size of the Total Fund.

          Business unit targets will be set using EBIT/BIC and other measures developed by senior management. Achievement of these

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          targets will affect the adjustment to the Business Unit Funds used to arrive at the Final Corporate Fund ("Final Fund").

          In addition, at the beginning of each year, the Committee will specify any other financial or non-financial measures that will be used to evaluate Corporate or Business Unit performance for the coming year. When Corporate financial performance results are not achieved, the Committee, at its discretion, can approve payment of up to 25% of the target amount for the achievement of performance results that position the Company strategically for the future in such areas as:

            -  Sales growth (customer value).
            -  Earnings growth.
            -  Productivity growth.
            -  Improvement of shareholder return.
            -  Reduction of fixed costs.
            -  Cash generation.
            -  Debt reduction.
            -  Quality.
            - Financial performance exceeding that of peer/competitor companies.
            -  Successful start-up of new facility.
            -  Successful acquisition/divestiture.
            - Recruitment and development of excellent associates with emphasis on diversity.

          BONUS OPPORTUNITY

          Each position is assigned a target bonus expressed as a percentage of annual base salary.

          The target bonus amounts are as follows:

                         POSITION         TARGET BONUS

                     CEO, Chairman             55%

                     Executive
                     Grades:                   45%
                        E-25, E-26             40%
                        E-23, E-24             35%
                        E-21, E-22
                     Point Values:
                        Above 1700             30%
                        1400 to 1700           25%
                        1000 to 1400           20%

          The full target bonus opportunity represents an appropriate bonus award if performance standards are met in the following areas:

            -  Corporate return on invested capital.

            -  Business unit return on invested capital.

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            -  Individual performance against preset goals.

          The actual bonus payment will reflect a mix of these components as appropriate for each position:

            -  CEO and Chairman ---100% Corporate.

            - Presidents of Business Units ---50% Corporate and 50% their respective Business Unit.

            - Vice President-Bearings-NASA and Vice President-Bearings-EAWA ---30% Corporate and 70% Bearing Business.

            - Other Business Unit participants ---25% Corporate and 75% Business Unit.

            - Vice Presidents of Corporate Centers and other Corporate Center participants ---50% Corporate, 25% Bearing Business and 25% Steel Business.

          Any exceptions to these allocations will be determined by senior management.

          BONUS FUND

          The Total Corporate Target Fund ("Target Fund") is derived by multiplying the annual salary of each approved participant as of November 1 of the Plan year times the Target Bonus percentage and summing.

          The Target Fund is adjusted as follows for the achievement of corporate financial and non-financial performance goals to arrive at the Total Fund:

            - Reflect corporate financial goals by reference to a table relating corporate financial achievement and a multiplier, not to exceed 130%, to be applied to the Target Fund.

            - Reflect corporate non-financial goals with an additional adjustment of plus or minus 25% based on a mixture of objective and subjective factors.

          The Total Fund will not exceed 150% of the Target Fund.

          If threshold levels of performance are not achieved, the Committee can establish, at its discretion, a Total Fund up to 25% of the Target Fund for achievement of results that successfully position the Company strategically for the future.

          The Total Fund is allocated to Corporate and Business Unit Funds using the allocations established for each approved participant. The Business Unit Funds are adjusted by plus or minus 25% to reflect the achievement of Business Unit EBIT/BIC goals and other non-financial goals to arrive at the Final Fund.

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          Individual bonus amounts are adjusted for achievement of
          individual performance goals as follows:

               Outstanding performance                      120%
               All expectations met and some exceeded       110%
               All expectations met                         100%
               Most expectations met                         90% or less
               Most expectations not met                      0%

          Adjustments for individual performance will not affect the size of the Final Fund.

          BONUS PAYMENTS

          At the end of the year, senior management will determine whether Corporate performance has exceeded the threshold for creating a bonus fund. Senior management will recommend to the Committee the Total Fund and Final Fund based on its assessment of performance achievement at Corporate, Business Unit and individual levels. The Committee may make further adjustments to the fund or any individual bonus amount based on its assessment of financial and non-financial performance.

          Awards under the Plan will be paid in cash or stock.

          One hundred percent of awards under the Plan will be included in pension earnings and earnings for the purpose of calculating 401(k) plan benefits. Awards will not be included for purposes of any other employee benefit plans.





          tma/150EXC

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